Exhibit 10.33

Loan Number: WB11164

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of January 19, 2012, by and among POST APARTMENT HOMES, L.P., a limited partnership formed under the laws of the State of Georgia (the “Borrower”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, certain of the Lenders, the Administrative Agent and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of January 21, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.   Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a)      The Credit Agreement is amended by restating the definitions of “Applicable Facility Fee”, “Applicable Margin”, “Capitalization Rate”, “Defaulting Lender”, “Eligible Assignee”, “Negative Pledge”, “Regulatory Change”, “Termination Date”, “Unencumbered Adjusted Net Operating Income”, and “Unsecured Interest Expense” contained in Section 1.1. in their entirety to read as follows:

“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.150%
2	0.175%
3	0.225%
4	0.300%
5	0.400%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee.

“Applicable Margin” means the percentage rate set forth below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the First Amendment Date, the Applicable Margin is determined based on Level 4. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.5.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings unless such Credit Ratings are more than one Level apart, in which case, the Applicable Margin shall be determined based on the Level immediately below the Level corresponding to the higher Credit Rating. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5.

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin
1	A-/A3 or better	1.000%
2	BBB+/Baa1	1.075%
3	BBB/Baa2	1.225%
4	BBB-/Baa3	1.400%
5	Lower than BBB-/Baa3	1.800%

“Capitalization Rate” means 6.50%.

“Defaulting Lender” means, subject to Section 3.9.(j), any Lender that (a) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (b) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (c) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Law relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(j)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder would constitute any of the foregoing Persons described in this clause (ii).

“Negative Pledge” means a provision of any agreement (other than this Agreement, any other Loan Document, the Cash Management Line Agreement, the Term Loan Agreement or any agreement executed in connection with the Cash Management Line Agreement or the Term Loan Agreement) that prohibits or limits the creation of any Lien on any assets of a Person as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that for purposes of this Agreement the following shall not be deemed to constitute a “Negative Pledge”: (i) provisions in agreements or instruments evidencing or governing senior unsecured Indebtedness that have the effect of imposing limitations or restrictions on the amount of secured Indebtedness that PPI, the Borrower, any other Guarantor or their respective Subsidiaries may incur or maintain, or (ii) provisions in any agreements relating to the sale of a Subsidiary, or any assets of PPI, the Borrower, any other Guarantor or their respective Subsidiaries, pending such sale, provided that such provision applies only to the Subsidiary or the assets that are to be sold.

“Regulatory Change” means, with respect to any Lender, any change effective after the First Amendment Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Termination Date” means January 19, 2016, or such later date to which the Termination Date may be extended pursuant to Section 2.13.

“Unencumbered Adjusted Net Operating Income” means Net Operating Income (in each case as adjusted for any non-recurring items during the reporting period) from (i) all Eligible Properties and (ii) all Other Multifamily Properties that satisfy the conditions of clauses (b) through (e) of the definition of Eligible Property as applied to such Other Multifamily Properties and the owners or lessees thereof.

“Unsecured Interest Expense” means, for a given period and without duplication, all Interest Expense attributable to Unsecured Indebtedness of the Borrower, all of its Wholly Owned Subsidiaries and all Guarantors that own an Eligible Property, in each case, for such period; provided, however, for the purpose of calculating the ratio contained in Section 9.1(g), such Unsecured Interest Expense shall be deemed to be equal to the greater of (i) actual Unsecured Interest Expense of the Borrower, all of its Wholly Owned Subsidiaries and all Guarantors that own an Eligible Property as defined above for such period or (ii) the amount of Interest Expense of the Borrower, all of its Wholly Owned Subsidiaries and all Guarantors that own an Eligible Property, in each case, that would be payable in respect of such Unsecured Indebtedness for such period if all such Unsecured Indebtedness bore interest during such period at a per annum rate equal to 4.5%.

(b)      The Credit Agreement is amended by adding the following new definitions of “Cash Collateralize”, “First Amendment Date”, “Fronting Exposure”, “Revolving Credit Exposure” and “Term Loan Agreement” in the correct alphabetical order in Section 1.1 thereof:

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“First Amendment Date” means January 19, 2012.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of the First Amendment Date, by and among the Borrower, the lenders party thereto, Wells Fargo, as administrative agent for the lenders thereto, and the other parties thereto, in a principal amount not to exceed $400,000,000.

(c)      The Credit Agreement is amended by deleting the definition of “Defaulting Lender Excess” in its entirety.

(d)      The Credit Agreement is amended by deleting Section 2.3.(f) thereof in its entirety.

(e)      The Credit Agreement is amended by deleting Section 2.4.(l) thereof in its entirety.

(f)      The Credit Agreement is amended by restating Section 3.5.(c) thereof in its entirety to read as follows:

(c)      Letter of Credit Fees.     The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit equal to one-eighth of one percent (0.125%) per annum on the daily average Stated Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full. The fees provided for in this subsection shall be nonrefundable and payable in arrears (i) quarterly on the last day of March, June, September and December, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges and reasonable out-of-pocket costs and expenses in the amounts customarily charged or incurred by the Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(g)      The Credit Agreement is amended by restating Section 3.5.(d) thereof in its entirety to read as follows:

(d)      Revolving Credit Extension Fee.  If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 0.20% of the amount of such Lender’s Commitment being extended (whether or not such Commitment amount being extended is then being utilized). Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(h)      The Credit Agreement is amended by restating Section 3.9 thereof in its entirety to read as follows:

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)      Waivers and Amendments.    Such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect any amendment, consent or waiver of the terms of this Agreement or any other Loan Document, or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders shall be suspended while such Lender is a Defaulting Lender; provided, however, that the foregoing shall not permit (i) an increase in such Defaulting Lender’s Commitment, (ii) an extension of the maturity date of such Defaulting Lender’s Loans or other Obligations owing to such Defaulting Lender, (other than pursuant to an extension of the Termination Date in accordance with Section 2.13) in each of the cases described in clauses (i) and (ii), without such Defaulting Lender’s consent, or (iii) an extension of the expiration date of a Letter of Credit beyond the Termination Date (except as permitted under Section 2.4.(b)) or, with respect to any Letter of Credit having an expiration date beyond the Termination Date as permitted by Section 2.4.(b), an extension of the expiration date of such Letter of Credit without such Defaulting Lender’s consent, in each case if such Defaulting Lender is directly and adversely affected thereby.

(b)      Defaulting Lender Waterfall.    Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (f) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (f) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.4.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)        Certain Fees.

(i)       Except as expressly provided in this subsection (c), no Defaulting Lender shall be entitled to receive any Fees payable under Section 3.5. for any period during which that Lender is a Defaulting Lender.

(ii)      Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender to the extent allocable to its Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (f).

(iii)     With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)      Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)      New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, and such Defaulting Lender’s participations in Swingline Loans and Letter of Credit Liabilities have not been or cannot be reallocated as provided in subsection (d) above, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(f)        Cash Collateral, Repayment of Swingline Loans.

(i)       If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, and if the Defaulting Lender has not provided Cash Collateral for any remaining amount of its participation in Swingline Loans and Letter of Credit Liabilities, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)      At any time that there shall exist a Defaulting Lender, within 3 Business Days following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to any reallocation pursuant to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate remaining Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii)     The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate remaining Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, within 3 Business Days following demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)      Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this subsection (f) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)      Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

  (g)      Purchase of Defaulting Lender’s Commitment.    During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is a Non- Defaulting Lender may, but shall not be obligated to, in its sole discretion, acquire the face amount of all or a portion of such Defaulting Lender’s Commitment via an assignment subject to and in accordance with the provisions of Section 12.6.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and, notwithstanding Section 12.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

  (h)      Termination of Defaulting Lender’s Commitments.    During any period that a Lender is a Defaulting Lender, the Borrower may take either of the following actions:

(i)      terminate in full the Commitment of such Defaulting Lender by giving notice to such Defaulting Lender and the Administrative Agent (such termination, a “Defaulting Lender Termination”) so long as on the effective date of such Defaulting Lender Termination and after giving effect thereto and to any repayment of Revolving Loans in connection therewith: (1) no Default or Event of Default exists (unless the Requisite Lenders otherwise consent to such Defaulting Lender Termination), (2) no Revolving Loans shall be outstanding (other than any Revolving Loans being borrowed on such effective date after the effectiveness of such Defaulting Lender Termination), and (3) the sum of (x) the Letter of Credit Liabilities, and (y) the outstanding principal amount of Swingline Loans, shall not exceed the aggregate Commitments of all Lenders that are not Defaulting Lenders. Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which shall be not less than 5 Business Days (or such shorter period as agreed to by the Administrative Agent and such Defaulting Lender) after the date on which

such notice is delivered to such Defaulting Lender and the Administrative Agent.    On each such Defaulting Lender Termination Date, (1) the Commitments of such Defaulting Lender shall be reduced to zero, (2) such Defaulting Lender shall cease to be a “Lender” hereunder (provided that any Defaulting Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date), (3) the Commitments of all other Lenders shall remain unchanged and the Commitment Percentages of such other Lenders shall be recalculated and (4) the Commitment Percentages of outstanding Letter of Credit Liabilities and Swingline Loans will be reallocated among the Lenders (other than the Defaulting Lender) in accordance with their recalculated Commitment Percentages after giving effect to the Defaulting Lender Termination.

(ii)      terminate the unused amount of the Commitment of such Defaulting Lender upon not less than 5 Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 3.9(b) (Defaulting Lender Waterfall) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that no Default or Event of Default exists.

  (i)      Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender under this Agreement, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, (i) in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs and (ii) except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

  (j)      Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that a

Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the interest of the Lenders in the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Commitment Percentages (determined without giving effect to Section 3.9.(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender

(k)      No Waiver or Release of Claims.    Notwithstanding anything to the contrary set forth herein, no actions taken by the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender as described in this Section 3.9, and no cure by a Defaulting Lender as described in subsection (j) above, shall constitute a waiver, release or satisfaction (except, in the case of any such cure, as may be agreed in writing by the affected parties in connection with such cure) of any claim or action that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have as a result of such Lender having been a Defaulting Lender.

(i)      The Credit Agreement is amended by restating Section 5.2(d) thereof in its entirety to read as follows:

(d) in the case of the issuance of a Letter of Credit or the making of a Swingline Loan, no Lender shall be a Defaulting Lender where such Lender’s Commitment to participate in Letters of Credit and Swingline Loans shall not have been reallocated in full as provided in Section 3.9.(d) or the requirements of Section 3.9.(e), as applicable, have not been satisfied with respect to such Defaulting Lender; provided, however, in the case of the issuance of a Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, waive this condition precedent on behalf of itself and all Lenders if cash collateral or other credit support satisfactory to the Issuing Bank has been pledged or otherwise provided to the Administrative Agent for the benefit of the Issuing Bank in respect of such Defaulting Lender’s participation in such Letter of Credit.

(j)      The Credit Agreement is amended by restating Section 7.12.(a) thereof in its entirety to read as follows:

(a)      Requirement to Become Guarantor. Within 30 days of any Person (other than an Excluded Subsidiary) becoming a Significant Subsidiary after the Agreement Date and at the time as any other Subsidiary guarantees the Borrower’s obligations under the Cash Management Line Agreement or the Term Loan Agreement, the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items that would have been delivered under subsections (iv), (vii) through (x), and (xiv) of Section 5.1.(a) if such Subsidiary had been a Guarantor on the Agreement Date; provided, however, promptly (and in any event within 30 days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Agreement Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.

(k)      The Credit Agreement is amended by restating Section 9.1.(a) thereof in its entirety to read as follows:

(a)      Maximum Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Gross Asset Value to exceed 0.60 to 1.00 at any time. For purposes of calculating this ratio, (A) Total Indebtedness shall be adjusted by deducting therefrom an amount equal to unrestricted cash and Cash Equivalents of the Borrower and all of its Wholly Owned Subsidiaries and their respective Ownership Shares of the unrestricted cash and Cash Equivalents of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates in excess of $30,000,000 to the extent there is an equivalent amount of Total Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation, and (B) Gross Asset Value shall be adjusted by deducting therefrom the amount by which Total Indebtedness is adjusted under the immediately preceding clause (A).

(l)      The Credit Agreement is amended by restating Section 9.1.(c) and Section 9.1.(d) thereof in their entirety to read as follows:

(c)      Secured Indebtedness Ratio.    The Borrower shall not permit the ratio of (i) Secured Indebtedness to (ii) Gross Asset Value to exceed 0.40 to 1.00 at any time; provided, however, that if such ratio is greater than 0.40 to 1.00 but is not greater than 0.45 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Borrower shall be deemed to be in compliance with this Section 9.1.(c) so long as (i) such ratio does not exceed 0.40 to 1.00 for a period of more than four consecutive fiscal quarters and (ii) such ratio has not exceeded 0.40 to 1.00 at any other time during the term of this Agreement. For purposes of calculating this ratio, (A) Secured Indebtedness shall be adjusted by deducting therefrom an amount equal to unrestricted cash and Cash Equivalents of the Borrower and all of its Wholly Owned Subsidiaries and their respective Ownership Shares of the unrestricted cash and Cash Equivalents of their Non-Wholly Owned Subsidiaries and Unconsolidated Affiliates in excess of $30,000,000 to the extent there is an equivalent amount of Secured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation and (B) Gross Asset Value shall be adjusted by deducting therefrom the amount by which Secured Indebtedness is adjusted under clause (A).

(d)      Minimum Tangible Net Worth.    The Borrower shall not permit Tangible Net Worth at any time to be less than (i) $1,000,000,000.00 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected by PPI at any time after the First Amendment Date (to the extent the net proceeds thereof are contributed to the Borrower), the Borrower or any other Subsidiary to any Person other than PPI, the Borrower or any other Subsidiary.

(m)      The Credit Agreement is amended by restating Section 9.1.(f) thereof in its entirety to read as follows:

  (f)        [Reserved].

(n)       The Credit Agreement is amended by restating clause (v) of Section 9.4.(a) thereof in its entirety to read as follows:

  (v)      Unconsolidated Affiliates, such that the aggregate value of all Investments in such Unconsolidated Affiliates exceeds 20.0% of Gross Asset Value; and

(o)       The Credit Agreement is amended by restating clause (F) of Section 9.6.(c) thereof in its entirety to read as follows:

(F) contained in this Agreement, in the Term Loan Agreement or in the Cash Management Line Agreement.

(p)       The Credit Agreement is amended by, (x) deleting the “.”and substituting “; or” at the end of clause (iv), and (y) adding a new clause (v) at the end of Section 10.1(e) thereof as follows:

  (v)      An Event of Default under and as defined in the Term Loan Agreement shall exist.

(q)       The Credit Agreement is amended by adding the following sentence to the end of Section 12.4 thereof as follows:

Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

(r)       The Credit Agreement is amended by restating clause (v) of Section 12.6.(b) thereof in its entirety to read as follows:

(v)        No Assignment to Borrower.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(s)       The Credit Agreement is amended by deleting Schedule I attached thereto and replacing it with Schedule I attached hereto.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)      a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and all of the Lenders;

(b)      an Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)      a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ended September 30, 2011;

(d)      copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower of all partnership or other necessary action taken by such party to authorize the execution and delivery of this Amendment, the performance of the Credit Agreement, as amended by this Amendment and the execution, delivery and performance of the other documents, instruments and agreements being executed by such party in connection with this Amendment;

(e)      an opinion of King & Spalding LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank regarding such matters as the Administrative Agent may reasonably request;

(f)      evidence that all fees payable by the Borrower to the Administrative Agent and the Lenders in connection with this Amendment have been paid including, without limitation, those fees set forth in that certain fee letter dated as of December 1, 2011, by and among the Borrower, the Arrangers, the Administrative Agent and the other parties thereto; and

(g)      Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.   Representations.   The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)      Authorization.   The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the sole general partner of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles of general applicability.

(b)      Compliance with Laws, etc.   The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any material indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(c)      No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

(d)      No Material Adverse Effect.  There has not occurred since December 31, 2010, any circumstance or condition that has had or could reasonably be expected to result in a Material Adverse Effect.

(e)      Guarantors.  As of the date hereof, each Subsidiary required to be a Guarantor under the Credit Agreement has become a Guarantor.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances or transactions, in either event not prohibited under the Loan Documents.

Section 5.  Additional Lenders and Reallocations.

(a)      Each of Branch Banking and Trust Company, Capital One, N.A., Regions Bank and TD Bank, N.A. (each an “Additional Lender,” and collectively the “Additional Lenders”) hereby extends to the Borrower, effective on the First Amendment Date, such Additional Lender’s Commitment in the amount designated for such Additional Lender as set forth on Schedule I attached hereto, such Commitment being made on a several, and not joint and several, basis and subject to the terms and conditions set forth in the Credit Agreement as amended by this Amendment. Each Additional Lender agrees that, on and after the First Amendment Date, such Additional Lender will be a Lender for all purposes of the Credit Agreement, as amended by this Amendment, and the other Loan Documents, and such Additional Lender will promptly perform in accordance with the terms thereof all obligations and requirements which are required to be performed by a Lender under the Credit Agreement, as amended by this Amendment, and the other Loan Documents. Each Additional Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, as amended by this Amendment, (ii) from and after the First Amendment Date, it shall be bound by the provisions of the Credit Agreement, as amended by this Amendment, as a Lender thereunder and shall have the obligations of a Lender thereunder, and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 8.1 and 8.2 of the Credit

Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to extend its Commitment to the Borrower pursuant to the terms of the Credit Agreement, as amended by this Amendment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender. Each Additional Lender agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and analysis in taking or not taking action under the Credit Agreement, as amended by this Amendment, or any other Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of this Amendment, the Credit Agreement, as amended by this Amendment and the other Loan Documents are required to be performed by it as a Lender. Additional Lender has submitted to the Administrative Agent an Administrative Questionnaire duly completed by such Additional Lender to be used and relied upon by the Administrative Agent for all purposes of the Credit Agreement, as amended by this Amendment.

(b)      The Administrative Agent, the Borrower and each Lender (including each Additional Lender) agree that upon the effectiveness of this Amendment, the amount of such Lender’s Commitment is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Amendment, the Commitments of each of the Lenders, the outstanding amount of all outstanding Revolving Loans, and the participations of the Lenders in outstanding Letters of Credit and outstanding Swingline Loans shall be reallocated among the Lenders in accordance with their respective Commitment Percentages (determined in accordance with the amount of each Lender’s Commitment set forth on Schedule I attached hereto), and in order to effect such reallocations, each Additional Lender and each other Lender whose Commitment exceeds its Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Commitments of the Lenders whose Commitments are less than their respective Commitments immediately prior to the effectiveness of this Amendment (each an “Assignor Lender”), so that the Commitments of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Revolving Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amounts of their respective Commitments, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 6.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7.  Expenses.  The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10.    Effect.    Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Delivery of a counterpart hereof via facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Credit Agreement to be executed as of the date first above written.

POST APARTMENT HOMES, L.P.

By:	Post GP Holdings, Inc., its sole general partner

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

for Post Apartment Homes, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank, Swingline Lender and as a Lender
By:
	Name:	Matthew Ricketts

Title:	Managing Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

JPMORGAN CHASE BANK, N.A., as a Lender

By:
	Name:	Brendan M. Poe

Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
	Name:	Chad McMasters

Title:	SVP

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
	Name:	Randall K Rinderknecht

Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

SUNTRUST BANK, as a Lender

By:
	Name:	W. John Wendler

Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

for Post Apartment Homes, L.P.]

UNION BANK, N.A., as a Lender
By:
Name: Andrew Romanosky
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
	Name:	Robert T. Barnaby

Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

CAPITAL ONE, N.A., as a Lender

By:
	Name:	Ashis L. Tandon

Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

THE NORTHERN TRUST COMPANY, as a Lender

By:
	Name:	Carol B. Conklin

Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

REGIONS BANK, as a Lender

By:
	Name:	Paul E. Burgan

Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement

with Post Apartment Homes, L.P.]

TD BANK, N.A., as a Lender
By:
	Name:	Brian Gormley

Title:	V. P.

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$47,500,000.00
JPMorgan Chase Bank, N.A.	$47,500,000.00
PNC Bank, National Association	$40,000,000.00
U.S. Bank National Association	$40,000,000.00
SunTrust Bank	$40,000,000.00
Union Bank, N.A.	$35,000,000.00
Branch Banking and Trust Company	$10,000,000.00
Capital One, N.A.	$10,000,000.00
The Northern Trust Company	$10,000,000.00
Regions Bank	$10,000,000.00
TD Bank, N.A.	$10,000,000.00
TOTAL	$300,000,000.00

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of                      , 20[    ] (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Post Apartment Homes, L.P., a limited partnership formed under the laws of the State of Georgia (the “Borrower”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Second Amended and Restated Credit Agreement dated as of January 21, 2011 (as amended by the Amendment referred to below and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of January 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a First Amendment to Second Amended and Restated Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section  1.    Reaffirmation.    Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section  2.    Governing Law.    THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Counterparts.  This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

POST PROPERTIES, INC.

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

POST GP HOLDINGS, INC.

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

POST LP HOLDINGS, INC.

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

POST FB I, LIMITED PARTNERSHIP
By: Post FB Acquisition GP I, LLC, its sole general partner
By: Post Apartment Homes, L.P., its sole member
By: Post GP Holdings, Inc., its sole general partner

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

2

POST FB II, LIMITED PARTNERSHIP
By:	Post FB Acquisition GP II, LLC, its sole general partner
	By:	Post Apartment Homes, L.P., its sole member
		By:	Post GP Holdings, Inc., its sole general partner
By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer
AUSTIN BC, L.P.
By:	BC Austin GP, LLC, its sole general partner
	By:	Post Apartment Homes, L.P., its sole member
		By:	Post GP Holdings, Inc., its sole general partner
By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer
POST EASTSIDE LIMITED PARTNERSHIP
By:	Post Eastside Acquisition GP, LLC, its sole general partner
	By:	Post Apartment Homes, L.P., its sole member
		By:	Post GP Holdings, Inc., its sole general partner
By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer
POST MIDTOWN SQUARE, L.P.
By:	Post Midtown Square GP, LLC, its sole general partner
	By:	Post Apartment Homes, L.P., its sole member
		By:	Post GP Holdings, Inc., its sole general partner
By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

3

POST-AMERUS RICE LOFTS, L.P.
By: Rice Lofts, L.P., its sole general partner
By: Post Rice Lofts, LLC, its sole general partner
By: Post Apartment Homes, L.P., its sole member
By: Post GP Holdings, Inc., its sole general partner

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

PARK LAND DEVELOPMENT, LLC
By: Post Park, LLC, its sole manager
By: Post Apartment Homes, L.P., its sole member
By: Post GP Holdings, Inc., its sole general partner

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

POST CARLYLE I, LLC
POST CARLYLE II, LLC
PF APARTMENTS, LLC
PBP APARTMENTS, LLC
PBC APARTMENTS, LLC
POST ALEXANDER, LLC
By: Post Apartment Homes, L.P., its sole member
By: Post GP Holdings, Inc., its sole general partner

By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

[Signatures Continued on Next Page]

4

PMBC AUSTIN LIMITED PARTNERSHIP
By:		AUSTIN BCPM ACQUISITION LLC, its sole general partner
		By:	Post Apartment Homes, L.P., its sole member
			By:	Post GP Holdings, Inc., its sole general partner
By:
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer
POST BALLANTYNE, LLC
POST GATEWAY PLACE, LLC
POST PARKSIDE (ATLANTA), LLC
POST KATY TRAIL, LLC
POST SPRING, LLC

By: Post Apartment Homes, L.P., its sole member

By:
Name:
Title:
POST LEGACY, L.P.

By: PL Apartments GP, LLC, its general partner
		By:	Post Apartment Homes, L.P., its sole member

By:
Name:
Title:

POST WORTHINGTON, L.P.

	By:	Worthington GP, LLC
		By:	Post Apartment Homes, L.P., its sole member

By:
Name:
Title:

5